UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2013

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 W. Broadway, Suite 650 Long Beach, California		90802
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                      Entry Into a Material Definitive Agreement.

On March 12, 2013, Global Clean Energy Holdings, Inc. (the “Company,” “we” or “our”) entered into an Asset Purchase Agreement (the ‘‘Asset Purchase Agreement’’) with Targeted Growth, Inc., a Washington corporation (the “Seller”), to purchase certain assets, patents, and other intellectual property and rights related to the development of Camelina sativa as a biofuels feedstock (the “Camelina Assets”).  Also on March 12, 2013, we entered into that certain LLC Interest Purchase Agreement (the ‘‘LLC Purchase Agreement’’) with the Seller and Green Earth Fuels, LLC, a Delaware limited liability company, pursuant to which we agreed to purchase all of the issued and outstanding limited liability company interests (the “Interests”) in Sustainable Oils, LLC, a Delaware limited liability company (“SusOils”).  SusOils is a company that, since 2007, has been engaged in the development, production and commercialization of camelina-based biofuels.  Substantially all of the Camelina Assets were previously owned by SusOils and used in SusOils’ operations.

The Camelina Assets include: three issued U.S. patents on Camelina Sativa varieties; all of the Seller’s intellectual property related to the research, development, breeding and/or genetic foundation of camelina; germplasm; licenses, consents, permits, variances, certifications and approvals granted by any governmental agencies relating to Camelina operations; machines, equipment, tractors and vehicles used in Camelina operations; the name “Sustainable Oils” and the Sustainable Oils logo; and certain trade secrets, know-how, and technical data.

Under the Asset Purchase Agreement, we agreed to purchase the Camelina Assets in consideration for (i) a secured promissory note in the principal amount of $1,300,000 (the “Promissory Note”) and (ii) the issuance of an aggregate of 40,000,000 shares of our common stock, $0.001 par value per share (the “Shares”) to Seller.  Of the 40,000,000 shares, 4,000,000 shares would be held by an escrow agent for 15 months following the closing for the purpose of providing a partial fund to reimburse us for the payment of losses that we may be indemnified for under the Asset Purchase Agreement.

The purchase price for the Interests is $100.  SusOils assets include 295,000 pounds of “certified” Camelina seeds, and its liabilities include an approximately $2.3 million liability to UOP LLC, which debt is secured by a lien on the three patents we acquired as part of the Camelina Assets.  The foregoing debt owed to UOP LLC will remain a direct obligation of SusOils; the debt has not been assumed by the Company.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 above, and the contents of that section are incorporated herein, as if fully set forth under this Item 2.01.

On March 13, 2013, we completed the purchase of the Camelina Assets under the Asset Purchase Agreement and the purchase of the Interests under the LLC Purchase Agreement.  As required by the Asset Purchase Agreement, we issued 40,000,000 shares to the Seller and delivered the $1,300,000 Promissory Note to the Seller.  In connection with the closing of the purchase of the Camelina Assets, we also entered into a stock escrow agreement, which provides for a partial source of funds for indemnification claims we may have under the Asset Purchase Agreement.  In addition, we also entered into a long-term license agreement with the Seller under which the Seller granted us a royalty-bearing, world-wide, exclusive license for the use of certain of the Seller’s intellectual property with our future Camelina operations.  Finally, under the Asset Purchase Agreement we have agreed with the Seller to enter into (i) a sublease of the Seller’s Bozeman, Montana facility, and (ii) a services agreement under which certain employees of the Seller will provide services to us.

Item 2.03                      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As noted in Items 1.01 and 2.01 of this Report, we have issued the Promissory Note to the Seller.  The information in Items 1.01 and 2.01 of this Report regarding the Promissory Note is incorporated herein by reference.

The Promissory Note bears simple interest at the rate of ten percent (10.0%) per annum, and is payable upon the earlier of the following: (a) to the extent of 35.1% of, and on the third business day after, the receipt by the Company of any Qualified Funding; or (b) September 13, 2014.  The term “Qualified Funding” means all equity funding in excess of the $800,000, in the aggregate, received by the Company for its Camelina business.  Our obligations under the Promissory Note are secured by a first priority lien on certain tangible assets included in the purchase of the Camelina Assets.  The Promissory Note is full recourse to the Company, provided, however that if the holder of the Promissory Note has to pursue the collection of amounts due under the Promissory Note, the holder may not seize or take any action to collect any amounts due and owing under the Promissory Note against any of the Company’s assets (including its cash) related to a line of business other than the business of developing intellectual property and managing farming activities for the development of Camelina sativa used for biofuels feedstock.  The Company’s Camelina assets and operations available to the holder are limited to (i) all of the tangible assets acquired by the Company under the Asset Purchase Agreement and all proceeds derived therefrom and still owned by the Company, and (ii) all of the tangible properties and other tangible assets acquired or developed by the Company or any of its subsidiaries related to the development or commercialization of Camelina sativa as a biofuels feedstock (including cash on hand generated from such sources).

Item 3.02                      Unregistered Sales of Equity Securities.

The information in Item 2.01 of this Report regarding the issuance of 40,000,000 shares of our common stock to the Seller in connection with the closing of the transactions contemplated by the Asset Purchase Agreement is incorporated herein by reference.

The Company issued the foregoing shares pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering of securities.

Item 9.01                      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The Company will provide the financial statements of SusOils required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information. The Company will provide the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the filing date for this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer